JOHN HANCOCK DECLARATION TRUST
                              101 Huntington Avenue
                                Boston, MA 02199



John Hancock Signature Services, Inc.
101 Huntington Avenue
Boston, MA   02199

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Master Transfer Agency and Service Agreement dated as of July 22, 1996 between John Hancock Declaration Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock V.A. Technology Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                JOHN HANCOCK DECLARATION TRUST
                                on behalf of John Hancock V.A. Technology Fund



ATTEST: /s/Carmen M. Pelissier           By:  /s/Anne C. Hodsdon
        ------------------------------        ----------------------
           Asst. Secretary                    President

Dated:  May 1, 2000



         We are willing to render transfer agency services to John Hancock V.A. Technology Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                        JOHN HANCOCK SIGNATURE SERVICES, INC.



ATTEST:   /s/Carmen M. Pelissier        By:  /s/Charles J. McKenney, Jr.
          --------------------------         ------------------------------
Dated:  May 1, 2000

                                    EXHIBIT A


                          TRANSFER AGENCY FEE SCHEDULE
                          ----------------------------

Effective May 1, 2000, the transfer agent fees payable monthly under the transfer agency agreement between each Fund listed below and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board:

Fund                                                  Annual Rate Per Account
----                                                  -----------------------

John Hancock V.A. Bond Fund                           No Current Fee
John Hancock V.A. Core Equity Fund                    No Current Fee
John Hancock V.A. Financial Industries Fund           No Current Fee
John Hancock V.A. 500 Index Fund                      No Current Fee
John Hancock V.A. High Yield Bond Fund                No Current Fee
John Hancock V.A. International Fund                  No Current Fee
John Hancock V.A. Large Cap Growth Fund               No Current Fee
John Hancock V.A. Large Cap Value Fund                No Current Fee
John Hancock V.A. Mid Cap Growth Fund                 No Current Fee
John Hancock V.A. Money Market Fund                   No Current Fee
John Hancock V.A. Regional Bank Fund                  No Current Fee
John Hancock V.A. Small Cap Growth Fund               No Current Fee
John Hancock V.A. Sovereign Investors Fund            No Current Fee
John Hancock V.A. Strategic Income Fund               No Current Fee
John Hancock V.A. Technology Fund                     No Current Fee

s:\funds\dectrust\feesched.doc